EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Kirby Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-57621, No. 333-57625, No. 333-72592, No. 333-129290, No. 333-129333, No. 333-152565, and No. 333-152566) on Form S-8 of Kirby Corporation and consolidated subsidiaries of our reports dated February 26, 2010, with respect to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Kirby Corporation and consolidated subsidiaries.

KPMG LLP

Houston, Texas
February 26, 2010